Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-212576) of MusclePharm Corporation (the “Company”), of our report dated April 15, 2022, relating to the consolidated financial statements of the Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Going Concern Uncertainty), appearing in this Amendment No. 1 to the Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

/s/ Moss Adams LLP

Irvine, California
May 3, 2022